UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 20, 2021

Hercules Capital, Inc.

(Exact name of registrant as specified in its charter)

Maryland	814-00702	74-3113410
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

400 Hamilton Ave., Suite 310 Palo Alto, CA		94301
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (650) 289-3060

Not Applicable

(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	HTGC	New York Stock Exchange
6.25% Notes due 2033	HCXY	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On October 20, 2021, the Board of Directors of the Company appointed Pam Randhawa as a director of the Company, effective November 1, 2021. There are no arrangements or understandings between Ms. Randhawa and any other persons pursuant to which Ms. Randhawa was elected as a director of the Company. Ms. Randhawa will be entitled to the applicable annual retainer and restricted stock awards pursuant to the Company’s director compensation arrangements, under terms consistent with those previously disclosed by the Company. Ms. Randhawa will also be entitled to enter into an indemnification agreement with the Company. Ms. Randhawa will hold office as a Class I director for a term expiring in 2023 and will serve on the Nominating and Corporate Governance Committee of the Board of Directors of the Company.

Ms. Randhawa has over 20 years of business leadership experience in the healthcare and life sciences industries and brings to Hercules a wide range of expertise ranging from policy, corporate strategy, product development, advanced analytics and marketing for Fortune 500 companies, startups and government entities. Since 2013, she has served as Chief Executive Officer and Founder at Empiriko Corporation, a company that has developed a novel in vitro biomimetic platform to accelerate small molecule drug development and is developing a point-of-care diagnostic platform for personalized immunologic/genetic biomarker and drug monitoring. Prior to founding Empiriko, Ms. Randhawa was President and Co-Founder of AgroGreen Biofuels, an alternative biofuels technology company. She has held several executive positions with major healthcare technology companies, including McKesson Corporation (NYSE: MCK), Phase Forward (acquired by Oracle), InfoMedics and Sermo. Ms. Randhawa currently serves on the Board of Directors of the Massachusetts Life Sciences Center and as Vice Chair of the Board of Directors of the Massachusetts Biotech Technology Council (MassBio). Ms. Randhawa received her Bachelor of Science degree in Economics from the University of Rajasthan and her Master in Public Management degree from Carnegie Mellon University.

Item 8.01. Other Events

On October 20, 2021, the Company issued a press release announcing the appointment of Ms. Randhawa as a member of the Company’s Board of Directors. The text of the press release is included as an exhibit to this Form 8-K.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

99.1	Press Release dated October 20, 2021

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HERCULES CAPITAL, INC.

October 20, 2021	By:	/s/ Seth Meyer
Seth Meyer
Chief Financial Officer, and
Chief Accounting Officer